Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On March 30, 2023, Diffusion, Merger Sub, and EIP entered into the Merger Agreement, pursuant to which, among other things, and subject to the satisfaction or waiver of the conditions set forth therein, Merger Sub will merge with and into EIP at the Effective Time, with EIP continuing after the Merger as the surviving corporation and a wholly-owned subsidiary of Diffusion. In connection with the Merger, Diffusion intends to change its corporate name from “Diffusion Pharmaceuticals Inc.” to “CervoMed Inc.”

At the Effective Time, each outstanding share of EIP Common Stock (other than certain excluded shares and dissenting shares, but after giving effect to the conversion of the EIP Convertible Notes and EIP Preferred Stock) will be converted into the right to receive a number of shares of Diffusion Common Stock based upon the Exchange Ratio calculated as set forth in the Merger Agreement. Each excluded share will automatically be cancelled and will cease to exist, and no consideration will be delivered in exchange therefor. In addition, (i) each EIP Option granted under the EIP Plan, whether vested or unvested, that is outstanding immediately prior to the Effective Time will be assumed by Diffusion and converted into an option to purchase shares of Diffusion Common Stock, on the same terms and conditions as were applicable to such EIP Option immediately prior to the Effective Time and (ii) each EIP warrant that is outstanding and unexercised immediately prior to the Effective Time will be assumed by Diffusion and converted into and become a warrant to purchase Diffusion Common Stock, in each case, with the number of underlying shares and exercise price adjusted to give effect to the Exchange Ratio.

Immediately following the Effective Time, former EIP stockholders are expected to own approximately 75.32% of the outstanding shares of Diffusion Common Stock, and stockholders of Diffusion as of immediately prior to the Effective Time are expected to own approximately 24.68% of the outstanding shares of Diffusion Common Stock, in each case, assuming (i) Diffusion’s net cash at the closing of the Merger is between $13.5 million and $14.5 million and (ii) excluding an estimated 705,571 shares underlying pre-funded warrants that may be issued to former EIP equity holders at the Effective Time in lieu of an equivalent number of shares of Diffusion Common Stock. Under certain circumstances further described in the Merger Agreement and elsewhere in this prospectus/proxy statement/information statement, these ownership percentages may be adjusted upward or downward if the amount of Diffusion’s net cash at the closing of the Merger is above $14.5 million or below $13.5 million.

At the special meeting, Diffusion has recommended that stockholders approve the Reverse Split Proposal. If approved by stockholders and implemented by the Diffusion board of directors, which may be necessary to satisfy certain listing requirements of Nasdaq the satisfaction of which is a condition to closing the Merger, upon the effectiveness of the Reverse Split, the outstanding shares of Diffusion Common Stock immediately prior to the Reverse Split will be combined into a lesser number of shares based upon a factor within the approved range to be determined by Diffusion’s board of directors prior to the effective time of the Reverse Split. As the Reverse Split may not be required to consummate the Merger and, if required, will be effected at an exact ratio that may be amended by the Diffusion board of directors at any point prior to the Effective Time, and would be subject to a variety of factors, including the closing price of the Diffusion Common Stock, these unaudited pro forma condensed combined financial statements do not reflect any adjustments related to the Reverse Split.

Accordingly, the following selected unaudited pro forma condensed combined financial information gives effect to the (i) the conversion of the EIP Convertible Notes into EIP Common Stock immediately prior to the Effective Time of the Merger, (ii) the conversion of the EIP Preferred Stock into EIP Common Stock immediately prior to the Effective Time of the Merger, and (iii) the Merger.

The Merger has been accounted for as a reverse recapitalization of Diffusion by EIP under GAAP for purposes of these unaudited pro forma condensed combined financial information, similar to the issuance of equity for the net assets of Diffusion, which as of the Effective Time are assumed to be primarily cash, cash equivalents and marketable securities. EIP has been determined to be the acquiring company in the Merger for financial reporting purposes based upon several factors, including: (i) former EIP securityholders are expected to own approximately 75.32% of the Diffusion Common Stock outstanding immediately following the Effective Time (subject to adjustment in accordance with the Merger Agreement), (ii) EIP is entitled to designate the majority (five of seven) of initial members of the board of directors of the combined company, and (iii) EIP’s current senior management will hold the majority (three of five) positions in the senior management of the combined company. As a result of EIP being treated as the acquiring company for financial reporting purposes, if the Merger is consummated, among other things, the historical financial statements of EIP will become the historical consolidated financial statements of the combined company.

The unaudited pro forma condensed combined financial information was prepared in accordance with Article 11 of Regulation S-X. The unaudited pro forma condensed combined balance sheet data assumes that the Merger took place on June 30, 2023 and combines the EIP and Diffusion historical balance sheets on June 30, 2023. The unaudited pro forma condensed combined statements of operations data assumes that the Merger took place as of January 1, 2022 and combines the historical results of EIP and Diffusion for the periods ending June 30, 2023 and December 31, 2022. The historical financial statements of EIP and Diffusion, which are included elsewhere in this proxy statement/prospectus/information statement, have been adjusted to give pro forma effect to events that are (i) directly attributable to the Merger, (ii) factually supportable, and (iii) with respect to the statements of operations, expected to have a continuing impact on the combined results. The unaudited pro forma condensed combined financial information, including the notes thereto, should be read in conjunction with the separate historical audited financial statements of EIP and Diffusion for the years ended December 31, 2022 and December 31, 2021, which are or included elsewhere in the proxy statement/prospectus/information statement.

In the unaudited pro forma combined condensed financial statements, the Merger has been accounted for as a reverse recapitalization under GAAP because the assets of Diffusion at the Effective Date are expected to be primarily cash, cash equivalents and marketable securities. The unaudited pro forma condensed combined financial statements are based on the assumptions and adjustments that are described in the accompanying notes. The actual amounts recorded as of the completion of the Merger may differ materially from the information presented in these unaudited pro forma condensed combined financial statements as a result of the amount of cash used by Diffusion’s operations between the signing of the Merger Agreement and the closing of the Merger; the timing of the closing of the Merger; and other changes in Diffusion’s assets and liabilities that occur prior to the completion of the Merger.

In addition, the unaudited pro forma condensed combined financial statements do not give effect to the potential impact of current financial conditions, regulatory matters, operating efficiencies or other savings or expenses that may be associated with the Merger. The actual results reported in periods following the Merger may differ significantly from those reflected in the unaudited pro forma condensed combined financial information presented herein for a number of reasons, including, but not limited to, differences in the assumptions used to prepare this unaudited pro forma condensed combined financial information. Furthermore, accounting rules require evaluation of certain assumptions, estimates, or determination of financial statement classifications. While this unaudited pro forma condensed combined financial information assumes no material differences, the accounting policies of Diffusion may materially vary from those of EIP. Following consummation of the Merger, management will conduct a final review of Diffusion’s accounting policies in order to determine if differences in accounting policies require adjustment or reclassification of Diffusion’s results of operations or reclassification of assets or liabilities to conform to EIP’s accounting policies and classifications. As a result of this review, management may identify differences that, when conformed, could have a material impact on these unaudited pro forma condensed combined financial statements.

Accordingly, the unaudited pro forma condensed combined financial statements have been prepared for illustrative purposes only are not necessarily indicative of the combined financial position or results of operations in future periods or the results that actually would have been realized had EIP and Diffusion been a combined company during the specified period and may not be useful in predicting the future consolidated results of operations or financial position.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of June 30, 2023

	EIP	Diffusion	Transaction Adjustments	Notes	Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$649,784	$14,999,548	$(2,602,000)	A	$13,047,332
Prepaid expenses, deposits and other current assets	1,654,664	695,070	-		2,349,734
Total current assets	2,304,448	15,694,618	(2,602,000)		15,397,066
Total assets	$2,304,448	$15,694,618	$(2,602,000)		$15,397,066
LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$580,858	$932,427	$(48,160)	B	$1,465,125
Deferred grant revenue	1,169,222	-	-		1,169,222
Accrued expenses and other current liabilities	670,329	532,550	(864,162)	B	338,717
Convertible note	11,768,000	-	(11,768,000)	C	-
Total liabilities	14,188,409	1,464,977	(12,680,322)		2,973,064
Convertible preferred stock	24,287,111	-	(24,287,211)	D	-
Stockholders’ equity (deficit):
Common stock $0.001 par value	4,502	2,040	2,432	E	8,974
Additional paid‑in capital	19,112,847	166,029,626	(117,438,924)	E	67,703,549
Accumulated deficit	(55,288,521)	(151,802,025)	151,802,025	E	(55,288,521)
Total stockholders’ equity (deficit) attributable to Diffusion and EIP	(36,171,172)	14,229,641	34,365,533		12,424,002
Total liabilities, convertible preferred stock and stockholders’ equity (deficit)	$2,304,448	$15,694,618	$(2,602,000)		$15,397,066

See accompanying notes to the unaudited pro forma condensed combined financial statements.

Unaudited Pro Forma Condensed Combined Statements of Operation

For the Period Ended June 30, 2023

	EIP	Diffusion	Transaction Adjustments	Notes	Pro Forma Combined
Grant revenue	$3,127,812	$-	$-		$3,127,812
Operating expenses:
Research and development	3,791,662	1,380,774	-		5,172,436
General and administrative	3,053,234	5,178,065	-		8,231,299
Loss from operations	(3,717,084)	(6,558,840)	-		(10,275,923)
Non‑operating income (expense):
Interest income	53,111	353,353	-		406,464
Other income	644,368	-	(646,000)	F	(1,632)
Loss before income taxes	(3,019,605)	(6,205,487)	(646,000)		(9,871,091)
Income tax benefit	-	-	-		-
Net loss	$(3,019,605)	$(6,205,487)	$(646,000)		$(9,871,091)

Net loss per share, basic and diluted	$(0.67)	$(3.04)			$(1.10)
Weighted average common shares outstanding, basic and diluted	4,501,652	2,039,902	2,432,820	G	8,974,374

See accompanying notes to the unaudited pro forma condensed combined financial statements.

Unaudited Pro Forma Condensed Combined Statements of Operation

For the Year Ended December 31, 2022

	EIP	Diffusion	Transaction Adjustments	Notes	Pro Forma Combined
Operating expenses:
Research and development	$1,336,469	$7,237,165	$-		$8,573,634
General administrative	2,139,065	8,735,015	-		10,874,080
Loss from operations	(3,475,534)	(15,972,180)	-		(19,447,714)
Non-operating income (expense):
Interest income, net	61,639	380,752	-		442,391
Other expense, net	(2,389,152)	-	2,389,000	F	(152)
Net Loss	$(5,803,047)	$(15,591,428)	$2,389,000		$(19,005,475)

Net loss per share, basic and diluted	$(1.29)	$(7.65)			$(2.12)
Weighted average common shares outstanding, basic and diluted	4,501,652	2,038,891	2,433,748	G	8,974,291

See accompanying notes to the unaudited pro forma condensed combined financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1. Description of Transactions

Merger Transaction

On March 30, 2023, Diffusion, Merger Sub, and EIP entered into the Merger Agreement, pursuant to which, among other things, and subject to the satisfaction or waiver of the conditions set forth therein, Merger Sub will merge with and into EIP at the Effective Time, with EIP continuing after the Merger as the surviving corporation and a wholly-owned subsidiary of Diffusion. In connection with the Merger, Diffusion intends to change its corporate name from “Diffusion Pharmaceuticals Inc.” to “CervoMed Inc.”

At the Effective Time, all shares of EIP Common Stock outstanding immediately prior to the Effective Time, after giving effect to the conversion of EIP Preferred Stock and the EIP Convertible Notes and excluding certain excluded and dissenting shares, will be converted into the right to receive approximately 9.0 million shares of Diffusion Common Stock in the aggregate, based on an estimated Exchange Ratio of 0.1659, which is based on an assumption that Diffusion’s net cash at the closing of the Merger is between $13.5 million and $14.5 million and is subject to certain adjustments, including the final determination of Diffusion’s net cash at closing. This Exchange Ratio is an estimate only and the final exchange ratio will be determined pursuant to a formula described in more detail in the Merger Agreement. Accordingly, because Diffusion’s final net cash will not be determined until the closing, Diffusion stockholders cannot be certain of the exact number of shares that will be issued to EIP stockholders when Diffusion stockholders vote on the proposals at the special meeting.

In addition, (i) each EIP Option granted under the EIP Plan, whether vested or unvested, that is outstanding immediately prior to the Effective Time will be assumed by Diffusion and converted into an option to purchase shares of Diffusion Common Stock, on the same terms and conditions as were applicable to such EIP Option immediately prior to the Effective Time and (ii) each EIP warrant that is outstanding and unexercised immediately prior to the Effective Time will be assumed by Diffusion and converted into and become a warrant to purchase Diffusion Common Stock, in each case, with the number of underlying shares and exercise price adjusted to give effect to the Exchange Ratio.

Immediately following the Effective Time, former EIP stockholders are expected to own approximately 75.32% of the outstanding shares of Diffusion Common Stock, and stockholders of Diffusion as of immediately prior to the Effective Time are expected to own approximately 24.68% of the outstanding shares of Diffusion Common Stock, in each case, on a fully-diluted basis as calculated in accordance with the Merger Agreement and assuming (i) that Diffusion’s net cash at the closing of the Merger is between $13.5 million and $14.5 million and (ii) excluding an estimated 705,571 shares underlying pre-funded warrants that may be issued to former EIP equity holders at the Effective Time in lieu of an equivalent number of shares of Diffusion Common Stock.

July 2023 Share Transactions

On July 10, 2023, EIP sold and issued (x) 472,303 shares of EIP Common Stock to Joshua Boger at a purchase price of $1.47 per share for a total purchase price of $0.7 million and (y) 78,717 shares of EIP Common Stock to Frank Zavrl at a purchase price of $1.47 per share for a total purchase price of $0.1 million. Based on the estimated Exchange Ratio of 0.1659, the purchase price of $1.47 per share of EIP Common Stock implies a purchase price of $8.86 per share of post-closing combined company stock.

On July 11, 2023, EIP and AI EIPP Holdings LLC entered into an amendment to the warrant to purchase EIP Common Stock, originally purchased by AI EIPP Holdings LLC in 2018. Such amendment prohibits any exercise of the warrant that would result in AI EIPP Holdings owning more than 9.99% of the outstanding voting stock of the combined company.

Conversion of EIP Convertible Notes

Immediately prior to the Effective Time, EIP’s $11.8 million convertible notes will convert into EIP Common Stock that will subsequently be converted into the right to receive shares of Diffusion Common Stock upon completion of the Merger. The estimated Exchange Ratio was calculated as of the date of the Merger Agreement using an assumed conversion price of $3.00. In connection with the Second Amendment, the actual conversion price in connection with the Merger was established as $1.47. Pursuant to the terms of the Second Amendment, a portion of the Diffusion Common Stock shares otherwise issuable upon to former convertible note holders upon completion of the Merger may be issued in the form of pre-funded warrants.

Conversion of EIP Convertible Preferred Stock

Immediately prior to the Effective Time, EIP Preferred Stock will convert into EIP Common Stock that will subsequently be converted into the right to receive shares of Diffusion Common Stock at the Effective Time. Pursuant to the terms of the July 2023 Share Transactions, a portion of the Diffusion Common Stock shares otherwise issuable upon to former holders of EIP Preferred Stock upon completion of the Merger may be issued in the form of pre-funded warrants.

2. Basis of Presentation

The unaudited pro forma condensed combined financial statements were prepared in accordance with the regulations of the SEC. The unaudited pro forma condensed combined balance sheet as of June 30, 2023 is presented as if the merger had been completed on January 1, 2022. The unaudited pro forma condensed combined statements of operation for the periods ending June 30, 2023 and December 31, 2022 assumes that the Merger occurred on January 1, 2022, and combines the historical results of EIP and Diffusion.

For accounting purposes, EIP is considered to be the acquiring company and the Merger will be accounted for as a reverse recapitalization of Diffusion by EIP because at Effective Time, the primary pre‑combination assets of Diffusion will be cash and cash equivalents and prepaid and other assets. The exchange ratio was initially estimated at the time of the execution of the Merger Agreement based on certain assumptions described elsewhere herein but is subject to adjustment prior to the closing for, among other things, Diffusion’s net cash at the cash determination time. Because Diffusion’s final net cash will not be determined until the closing, and because the number of shares of Diffusion Common Stock issuable to EIP stockholders is determined based on, among other things, Diffusion’s final net cash, Diffusion stockholders cannot be certain of the exact number of shares that will be issued to EIP stockholders when Diffusion stockholders vote on the proposals at the Diffusion special meeting. The exchange ratio referenced above is an estimate only and the final Exchange Ratio will be determined pursuant to a formula described in more detail in the section titled “The Merger Agreement-Merger Consideration” in this proxy statement/prospectus/information statement. The final Exchange Ratio will be determined based on a net cash calculation prior to the closing, the actual Exchange Ratio will vary based on the net cash calculation prior to the closing as described above and that difference could be material, and as such, the estimated exchange ratio reflected in these unaudited pro forma condensed combined financial statements does not purport to represent what the actual Exchange Ratio will be when the Merger is completed. Holding all other assumptions set forth herein the same, (i) if Diffusion’s net cash at the closing of the Merger is equal to $12.5 million, the Exchange Ratio would be approximately 0.1730 and (ii) if Diffusion’s net cash at the closing of the Merger is equal to $15.5 million, the Exchange Ratio would be approximately 0.1634.

Under reverse recapitalization accounting, the assets and liabilities of Diffusion will be recorded at their carrying values. No goodwill or intangible assets are to be recognized. The historical financial statements of EIP and Diffusion, which are provided elsewhere in this proxy statement/prospectus/information statement, have been adjusted to give pro forma effect to events that are (i) directly attributable to the Merger, (ii) factually supportable, and (iii) with respect to the statements of operations, expected to have a continuing impact on the combined results.

Immediately prior to the Effective Time, EIP Preferred Stock will convert into EIP Common Stock that will subsequently be converted into the right to receive shares of Diffusion Common Stock upon the Effective Time.

Immediately prior to the Effective Time, EIP’s convertible notes will convert into EIP Common Stock that will subsequently be converted into the right to receive shares of Diffusion Common Stock following the Effective Time.

To the extent there are significant changes to the business following completion of the merger, the assumptions and estimates set forth in the unaudited pro forma condensed combined financial statements could change significantly. Accordingly, the pro forma adjustments are subject to further adjustments as additional information becomes available and as additional analyses are conducted following the completion of the Merger. There can be no assurances that these additional analyses will not result in material changes to the estimates.

3. Pro Forma Adjustments

The pro forma adjustments were based on the preliminary information available at the time of the preparation of the unaudited pro forma condensed combined financial information. The unaudited pro forma condensed combined financial information, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with, the separate historical audited financial statements of EIP and Diffusion for the years ended December 31, 2022 and December 31, 2021 which are included elsewhere in this proxy statement/prospectus/information statement.

Unaudited Pro forma Condensed Combined Balance Sheet Transaction Adjustments

A	Reflects (i) payment of total estimated unpaid transaction costs (ii) payment of severance costs upon consummation of the merger and (iii) the July 2023 Share Issuance.

Payment of transaction costs	$(640,000)	$(2,772,000)	$(3,412,000)
Proceeds from July 2023 Share Issuance	810,000	-	810,000
Pro forma adjustment	$170,000	$(2,772,000)	$(2,602,000)

B	Reflects payment of total estimated unpaid transaction costs as of June 30, 2023 in connection with the merger:

	EIP	Diffusion	Total
Unpaid transaction costs as of June 30, 2023 in accrued expenses	$(111,299)	$(752,863)	$(864,162)
Unpaid transaction costs as of June 30, 2023 in accounts payable	(48,160)	-	(48,160)
Pro forma adjustment	$(159,459)	$(752,863)	$(912,322)

C

Immediately prior to closing of the Merger, EIP’s Convertible Notes will convert into EIP Common Stock that will subsequently be converted into the right to receive shares of Diffusion Common Stock upon closing of the Merger.

D

Immediately prior to closing of the Merger, EIP’s Preferred Stock will convert into EIP Common Stock that will subsequently be converted into the right to receive shares of Diffusion Common Stock upon closing of the Merger.

E

To record the (i) Exchange Ratio adjustment to EIP Common Stock outstanding, (ii) conversion of EIP Preferred Stock into EIP Common Stock, (iii) automatic conversion of the EIP Convertible Notes into EIP Common Stock, (iv) elimination of Diffusion’s historical equity carrying value, (v) issuance of shares of common stock of the continuing company to EIP shareholders, (vi) recording of transaction and severance costs:

			Additional	Other
	Common Stock		Paid-In	Comprehensive	Accumulated
	Shares	Amount	Capital	Income	Deficit	Total
EIP adjusted common stock outstanding in connection with the Exchange Ratio	746,815	$(3,755)	$3,755	$-	$-	$-
Issuance of common stock upon conversion of EIP convertible preferred shares and convertible promissory note	5,977,697	5,978	36,049,233	-	-	36,055,211
Sale of EIP common stock and pre-funded warrants in July 2023	208,468	208	809,792	-	-	810,000
Elimination of Diffusion's historical carrying values	-	(2,040)	(151,799,985)	-	151,802,025	-
Issuance of shares of common stock of the continuing company to Diffusion shareholders	2,041,394	2,041	(2,041)	-	-	-
Payment of transaction costs and severance expenses	-	-	(2,499,678)	-	-	(2,499,678)
	8,974,374	$2,432	$(117,438,924)	$-	$151,802,025	$34,365,533

Unaudited Pro forma Condensed Combined Statement of Operations Transaction Adjustments

F	Elimination of change in fair value associated with the EIP Convertible Notes upon conversion into common stock as of January 1, 2023 and January 1, 2022, respectively.

G

The pro forma combined basic and diluted loss per share have been adjusted to reflect the pro forma net loss for the periods ending June 30, 2023 and December 31, 2022. In addition, the number of shares used in calculating the pro forma combined basic and diluted net loss per share has been adjusted to reflect the estimated total number of shares of common stock of the combined company that would be outstanding as of the closing. The following table sets forth the calculation of the pro forma weighted average number of common shares outstanding-basic and diluted.

	Period	Year
	Ended	Ended
	June 30, 2023	December 31, 2022
Elimination of historical Diffusion weighted average shares	(2,039,902)	(2,038,891)
Effect of applying estimated Exchange Ratio to EIP stock	(3,754,837)	(3,754,837)
Sale of EIP common stock in July 2023	91,414	91,414
Issuance of pre-funded warrants	117,054	117,054
Issuance of common stock upon conversion and settlement of EIP's Preferred Stock and EIP Convertible Notes	5,977,697	5,977,697
Issuance of shares of common stock of the continuing company to Diffusion shareholders	2,041,394	2,041,311
	2,432,820	2,433,748